                                                             Exhibit Number 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of IMRglobal Corp. on Form S-8 of our report dated February 13, 1998, on our audits of the consolidated financial statements of IMRglobal Corp. as of December 31, 1997 and for the years ended December 31, 1997 and December 31, 1996, appearing in the Current Report (Form 8K) (File No. 000-28840) of IMRglobal Corp. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Tampa, Florida
September 1, 1999





                                        /s/  PriceWaterhouseCoopers LLP
                                        PRICEWATERHOUSE COOPERS LLP